ADDITIONAL INVESTMENT SUBSCRIPTION

• COLE •
REAL ESTATE INVESTMENTS®

AGREEMENT FOR THE PURCHASE OF COMMON STOCK

DST SYSTEMS, INC. | P: 866.907.2653

Cole Credit Property Trust III, Inc. Prospectus dated __________, 2011
Cole Corporate Income Trust, Inc. Prospectus dated __________, 2011

This form may be used by any current Investor (the "Investor") in the Cole Real Estate Investment Trust(s) ("Cole REIT(s)") listed below, who desires to purchase additional shares of the same Cole REIT(s) and who purchased their shares directly from the Cole REIT(s). Investors who acquired shares other than through use of a Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole REIT(s) Subscription Agreement.

Part A Investment (a completed Subscription Agreement is required for each initial and additional investment)

1. This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) ("Cole REIT(s)") listed below (investors should not sign this Agreement for either offering unless they have received a Prospectus for **both** offerings):

a. ☐ $______________ COLE CREDIT PROPERTY TRUST III, INC. ☐ Amount is estimated Current Acct. #______________

b. ☐ $______________ COLE CORPORATE INCOME TRUST, INC. ☐ Amount is estimated Current Acct. #______________

2. Payment will be made with: ☐ Enclosed check (make check payable to Cole REIT (non-qualified) or Custodian (qualified)) ☐ Funds Wired ☐ Funds to Follow

3. For purchases without selling commissions, please designate below, as applicable:
☐ RIA Account Purchase ☐ Registered Representative Purchase ☐ Cole Employee or Affiliate

Part B Investor Information (or Trustees if applicable)

Investor Name ______________________________
Mailing Address ______________________________
City ______________ State ________ Zip ________
Phone ______________ Business Phone ______________
Email Address ______________________________
Social Security or Tax ID # ______________________________
Date of Birth ______________________________
Street Address (if different from mailing address or mailing address is a PO Box):
____
City ______________ State ________ Zip ________

Co-Investor Name (if applicable)
____
Mailing Address ______________________________
City ______________ State ________ Zip ________
Phone ______________ Business Phone ______________
Email Address ______________________________
Social Security or Tax ID # ______________________________
Date of Birth ______________________________

Volume Discounts
Simultaneous investments are being made by the same "purchaser" (as defined in a Cole REIT Prospectus) through the same broker-dealer in this account and the following Cole REIT accounts:

☐ Name of Cole REIT: ______________________ Social Security # or Tax ID #: ______________________
☐ Name of Cole REIT: ______________________ Social Security # or Tax ID #: ______________________

Part C Investor(s) Signatures (Investor(s) must initial each of sections 1-4 and those sections of 5-12 as appropriate)

Cole Credit Property Trust III	Cole Corporate Income Trust	I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
___ | ___	___ | ___	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust III, Inc. and Cole Corporate Income Trust
___ | ___	___ | ___	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
___ | ___	___ | ___	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
___ | ___	___ | ___	4. I (we) acknowledge that the shares are not liquid.
___ | ___	___ | ___	5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in the Cole REIT(s) and similar programs.
___ | ___	___ | ___	6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in the Cole REIT(s) does not exceed ten percent (10%) of my (our) net worth.
___ | ___	___ | ___	7. For **Iowa and Ohio** residents: My (our) investment in the Cole REIT(s) and its affiliates does not exceed 10% of my (our) liquid net worth.

Cole Credit Property Trust III	Cole Corporate Income Trust	
____	____	8. For **Kansas and Massachusetts** residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas and Massachusetts investors) in the Cole REIT(s) and the securities of similar direct participation programs.
____	____	9. For **Kentucky, Michigan, Oregon, Pennsylvania and Tennessee** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Cole REIT(s).
____	____	10. For **Maine** residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in the Cole REIT(s) and its affiliates does not exceed ten percent (10%) of my (our) net worth.
____	____	11. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition,my (our) investment in the Cole REIT(s) does not exceed 10% of my (our) net worth.
____	____	12. For North Dakota residents: My (our) liquid net worth is at least ten times my (our) investment in the Cole REIT(s) and its affiliates.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

Notice is hereby given to each subscriber that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933 and any state securities laws.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectuses for the Cole REIT(s) identified by their signature(s) below. If a subscriber's subscription is accepted, the applicable Cole REIT(s) will send the subscriber confirmation of their purchase after they have been admitted as an investor.

I/we further acknowledge that I/we have five business days from the date of this agreement to cancel the purchase of the shares upon written notice to the Cole REIT(s), identified by my (our) signature(s) below, at the address referenced below. A sale of the shares will not be deemed complete until such five business day period has expired.

Cole Credit Property Trust III, Inc.:

Investor's Signature ____________ Date ______

Co-Investor's Signature ____________ Date ______

Custodian Signature ____________ Date ______

Cole Credit Income Trust, Inc.:

Investor's Signature ____________ Date ______

Co-Investor's Signature ____________ Date ______

Custodian Signature ____________ Date ______

Part D Registered Representative or Advisor (to be completed by selling Registered Representative or Advisor)

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation, Cole Credit Property Trust III, Inc. and/or Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber is a suitable and appropriate investment for this subscriber.

Registered Representative or Advisor ____________

Rep/Advisor ID# ____________

Signature ____________

Name of Broker-Dealer ____________

Broker-Dealer ID# ____________

Signature ____________

Via Regular Mail: **Cole REIT**
DST Systems, Inc.
P.O. Box 219312
Kansas City, MO 64121-9312

Via Overnight/Express Mail: **Cole REIT**
DST Systems, Inc.
430 West 7th Street
Kansas City, MO 64105